Exhibit 99.24(b)9
June 29, 2020
Board of Directors
Thrivent Financial for Lutherans
600 Portland Ave S.
Minneapolis, MN 55415
RE:	Thrivent Variable Annuity Account I 1933 Act File No. 333-237618 1940 Act File No. 811-21111 CIK# 0001173488
Directors:
This opinion is furnished in connection with the filing with the Securities and Exchange Commission of Pre-Effective Amendment No. 1 (“Amendment”) under the Securities Act of 1933, as amended, (the “1933 Act”) to the above-referenced registration statement on Form N-4 (“Registration Statement”). This Pre-Effective Amendment also constitutes amendment No. 35 to the Registration Statement under the Investment Company Act of 1940. This Amendment is being filed by Thrivent Variable Annuity Account I (the “Variable Account”) with respect to Thrivent Retirement Choice Variable Annuity contracts (the “Contracts”) issued by Thrivent Financial for Lutherans (“Thrivent Financial”). The Variable Account was established by the Board of Directors of Thrivent Financial on May 9, 2002.
I am an attorney of Thrivent Financial. I am familiar with the legal organization of Thrivent Financial and have reviewed all statements, records, instruments and documents that I have deemed necessary to examine for purposes of this opinion. I have examined the Registration Statement on Form N-4 to be filed with the Securities and Exchange Commission in connection with the registration under the 1933 Act of an indefinite number of units of interest to be issued by the Variable Account pursuant to the terms of the Contracts. I am of the opinion that:
1.	Thrivent Financial for Lutherans is a fraternal benefit society organized under the laws of the State of Wisconsin;
2.	The Variable Account is duly organized under the provisions for the Wisconsin Insurance Code as a separate account under which income, gains, or losses, realized or unrealized, from assets allocated to the Variable Account, are credited or charged against the Variable account under the terms of the Contracts without regard to income, gains, or losses to Thrivent Financial;
3.	The assets held in the Variable Account equal the reserves and other liabilities under the Contracts and are not chargeable with liabilities arising out of any other business Thrivent Financial may conduct; and
4.	The Contracts have been duly authorized by Thrivent Financial, and the securities registered by the Registration Statement will, when issued in a manner contemplated by the Registration statement, will be legally issued and represent binding obligations of Thrivent Financial in accordance with the terms of the Contracts.
I hereby consent to the use of this opinion as an exhibit to the Registration Statement.
Respectfully,
/s/ Cynthia K. Mueller
Cynthia K. Mueller
Senior Counsel